                                                                    EXHIBIT 10.1





                          SHAREHOLDERS AGREEMENT AMONG

                         ACCUMED INTERNATIONAL , INC.,
                           XILLIX TECHNOLOGIES CORP.

                                      AND

                           ONCOMETRICS IMAGING CORP.


                          MADE AS OF OCTOBER 15, 1996

                               TABLE OF CONTENTS

                                                                                                     PAGE NO.
                                                                                                     --------
SECTION 1 - INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.1              Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2              Gender, Plural and Singular  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.3              Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.4              Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.5              Meaning of Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.6              Share Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.7              Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
1.8              Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
1.9              Description of Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 2 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.1              Representations of AccuMed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
2.2              Representations of Xillix  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 3 - FINANCE/DISTRIBUTION OF NET PROFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.1              Initial Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.2              Additional Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
3.3              Limited Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.4              Subordination of Shareholder's Loans . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.5              Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.6              Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.7              Restriction on Demand  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.8              Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
3.9              Advances by Xillix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
3.10             Distribution of Profits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

SECTION 4 - ISSUANCE OF ADDITIONAL SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
4.1              Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
4.2              Pro Rata Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.3              Proportional Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.4              Sale to Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
4.5              Determination of Price of Additional Securities  . . . . . . . . . . . . . . . . . . . 15
4.6              Exception for Public Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 5 - MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.1              Corporate Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.2              Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.3              Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
5.4              Duties and Powers of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.5              Failure to Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.6              Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

5.7              Super Majority Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
5.8              Remuneration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.9              Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.10             Handling of Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
5.11             Preparation and Approval of Annual Budgets and Business Plan . . . . . . . . . . . . . 19
5.12             Directors and Officers Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 6 - REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
6.1              Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
6.2              Limitation on Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
6.3              Offering Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
6.4              Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
6.5              Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
6.6              Preparation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
6.7              Information from Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . 23
6.8              Indemnification of Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . 23
6.9              Notification of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
6.10             Retention of Other Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
6.11             Single Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
6.12             Settlements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SECTION 7 - RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
7.1              Transfers Restricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
7.2              Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
7.3              Transfer to Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
7.4              No Transfer by Defaulting Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . 29
7.5              Further Restrictions of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
7.6              Subsequent Shareholders to be Bound  . . . . . . . . . . . . . . . . . . . . . . . . . 29
7.7              Tag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

SECTION 8 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
8.1              Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
8.2              Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
8.3              Buy-Sell Procedure on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
8.4              Monies Held  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 9 - COMPLETION OF TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
9.1              Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
9.2              Parties to the Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
9.3              Payment for Transfer Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
9.4              Closing Documents and Escrow by Company  . . . . . . . . . . . . . . . . . . . . . . . 35
9.5              Time to be of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
9.6              Failure to Complete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
9.7              Waiver and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
9.8              Multiple Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
9.9              Set-off if Vendor Indebted to the Company  . . . . . . . . . . . . . . . . . . . . . . 38

9.10             Payment of Liens on Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
9.11             Assumption of Purchase Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . 39
9.12             Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 10 - CEASING TO BE A SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
10.1             Vendor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SECTION 11 - SHARE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
11.1             Legend on Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 12 - DETERMINATION OF FAIR MARKET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
12.1             Submission to Auditors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
12.2             Review of FMV Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
12.3             Submission to Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
12.4             No Premiums, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
12.5             Final and Conclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
12.6             Payment of Auditor's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 13 - ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
13.1             Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
13.2             Qualifications of Arbitrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
13.3             Final and Binding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

SECTION 14 - NON-COMPETITION AND CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
14.1             Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
14.2             Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 15 - AMENDMENTS TO AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
15.1             Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

SECTION 16 - TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
16.1             Method of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
16.2             Termination Shall Not Affect Certain Rights  . . . . . . . . . . . . . . . . . . . . . 45

SECTION 17 - GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
17.1             Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
17.2             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
17.3             Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
17.4             Shareholders to Take Further Steps . . . . . . . . . . . . . . . . . . . . . . . . . . 47
17.5             Company to be Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
17.6             Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
17.7             Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
17.8             Continuance into the Yukon Territory . . . . . . . . . . . . . . . . . . . . . . . . . 48
17.9             Conflict with Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
17.10            Whole Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
17.11            No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

17.12            Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
17.13            Enurement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
17.14            Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                             SHAREHOLDERS AGREEMENT

                 THIS AGREEMENT made as of the 15th day of October, 1996.

AMONG:

                 ACCUMED INTERNATIONAL, INC., a corporation duly incorporated and existing under the laws of the State of Delaware, United States of America, having its principal office at 900 N. Franklin, Suite 401, Chicago, Illinois, U.S.A., 60610

                 ("AccuMed")

AND:

                 XILLIX TECHNOLOGIES CORP., a corporation duly incorporated and existing under the laws of the Province of British Columbia, having its principal office at 300 - 13775 Commerce Parkway, Richmond, British Columbia, V6V 2V4

                 ("Xillix")

AND:

                 ONCOMETRICS IMAGING CORP., a corporation duly incorporated and existing under the laws of the Province of British Columbia, having its principal office at 505 - 601 West Broadway Street, Vancouver, British Columbia, V5Z 4C2

                 (the "Company")

AND:
                 Each and every holder of shares in the capital of the Company who agrees to be bound by this Agreement in accordance with its terms

WHEREAS:

A. The Company is a corporation duly incorporated and organized under the laws of the Province of British Columbia;

B. The Company was formed for the purpose of acquiring from Xillix, and completing the development of, a proprietary technology for the screening of high risk individuals for cancer;

C. The Company has acquired and now owns or holds rights to the technology referred to in Recital B hereof and certain related patents, patent applications, trademarks, inventories, equipment and other assets;

D. The authorized share capital of the Company consists of 50,000,000 Common shares, of which 3,000,000 Common shares are issued and outstanding;

E. As of the date of this Agreement the issued and outstanding shares of the Company are owned as follows:

                   Shareholder              Shareholding
                   -----------              ------------
                   AccuMed                  2,000,000 Common shares
                   Xillix                   1,000,000 Common shares

F. The Shareholders wish to set out the terms and conditions under which each will hold its Shares and their agreement upon certain other matters of mutual interest.

                 NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and promises herein contained, the Parties hereby covenant and agree each with the others as follows:


SECTION 1 - INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement, the following words shall, whenever used in this Agreement, unless there is something in the subject or context inconsistent therewith, have the following respective meanings:

         (a)     "Advancing Shareholders" has the meaning provided for in
                 section 3.2(e);

         (b)     "Affiliate" means, with respect to any Shareholder:

                  (i) any corporation which is directly or indirectly controlled by such Shareholder, and if any Shareholder shall be a corporation, means in addition to the foregoing, any Person or Persons which owns or controls more than 50% of the voting securities of such corporate Shareholder and any other corporation directly or indirectly controlled by such Person or Persons;

                 (ii) any Person which is not acting at Arm's Length to such Shareholder;

         (c) "Approved Budget" means an operating and capital budget of the Company approved by a Super Majority Approval pursuant to section 5.11(c), including, for greater certainty, the 1996-97 Budget;

         (d)     "Arbitrator" has the meaning provided for in section 13.1;

         (e) "Arm's Length" has the meaning ascribed thereto in the Income Tax Act in effect on the date of this Agreement;

         (f)     "Assumption Agreement" has the meaning provided for in
                 section 7.6;

         (g)     "Auditors" means:

                  (i) if the Company has appointed an auditor pursuant to the provisions of section 202 of the Company Act, the auditor of the Company most recently so appointed; or

                 (ii) if the Company has not so appointed an auditor, the firm of chartered accountants most recently engaged by the Company to advise upon, or assist in the preparation of, review, or report on, its financial statements; or

                (iii) such nationally recognized firm of chartered accountants as has been approved by a Super Majority Approval;

                 and, where such term is used in section 12, means a member of such Auditors who is an accredited member in good standing of The Canadian Institute of Chartered Business Valuators or the equivalent professional association in the United States of America;

         (h)     "Bank" has the meaning provided for in section 5.9;

         (i)     "Board" means the board of directors of the Company;

         (j) "Business" means the business carried on, or proposed to be carried on, by the Company, which, for greater certainty, consists of the activities described in the Business Plan;

         (k) "Business Plan" means the revised business plan and executive summary of the Company dated May, 1996, a copy of which has been delivered to each of AccuMed and Xillix, and which will be made available to any other Person who becomes a Party, as amended from time to time in accordance with section 5.11(c);

         (l)     "Capital West" has the meaning provided for in section 3.1(a);

         (m) "Closing" means any closing of the purchase and sale of the Shares or Interest of a Shareholder as provided herein;

         (n)     "Closing Date" has the meaning provided for in section 9.1;

         (o) "Common shares" means the Common shares without par value in the capital of the Company;

         (p) "Company Act" means the Company Act of British Columbia, as amended from time to time;

         (q)     "Contract" has the meaning provided for in section 9.2;

         (r) "control", where used in connection with any corporation, means:

                  (i) the right to exercise a majority of the votes which may be voted at a general meeting of such corporation; or

                 (ii) the right to elect or appoint, directly or indirectly, a majority of the directors of such corporation or other Persons who have the right to manage or supervise the management of the affairs and business of the corporation;

         (s)     "Convertible Securities" has the meaning provided for in
                 section 4.1;

         (t)     "Default" has the meaning provided for in section 8.1;

         (u)     "Default Interest" has the meaning provided for in
                 section 8.3;

         (v)     "Default Offer" has the meaning provided for in section 8.3;

         (w)     "Defaulting Shareholder" has the meaning provided for in
                 section 8.1;

         (x)     "Determination Date" has the meaning provided for in
                 section 12.1;

         (y)     "Disclosure Documents" has the meaning provided for in
                 section 6.8(a);

         (z) "Fair Market Value" means, with respect to any Shares or Convertible Securities, the highest price available for such Shares or Convertible

                 Securities, as the case may be, in an open and unrestricted market between informed and prudent parties, acting at Arm's Length and under no compulsion to act, expressed in terms of cash, as determined pursuant to and in accordance with section 12;

         (aa)    "FMV Report" has the meaning provided for in section 12.1;

         (ab) "Income Tax Act" means the Income Tax Act (Canada), S.C. 1985, Fifth Supplement, c.1, as amended and in force on the date hereof;

         (ac)    "Indemnified Party" has the meaning provided for in
                 section 6.9;

         (ad)    "Initial Cash Call Notice" has the meaning provided for in section 3.2(a);

         (ae) "Interest" means, in respect of each Shareholder, all of its Shares, Convertible Securities and Shareholder's Loan (and accrued interest thereon, if any);

         (af) "1933 Act" means the Securities Act of 1933 of the United States, as amended, together with all regulations, rules and policies from time to time thereunder;

         (ag)    "1996-97 Budget" has the meaning provided for in
                 section 5.11(f);

         (ah)    "Non-Advancing Shareholder" has the meaning provided for in section 3.2(e);

         (ai) "Non-defaulting Shareholder" or "Non-defaulting Shareholders" has the meaning provided for in section 8.1(a);

         (aj)    "Offered Securities" has the meaning provided for in
                 section 4.1;

         (ak)    "Offered Shares" has the meaning provided for in
                 section 7.2(a);

         (al) "Offering Expenses" means all expenses incidental to the Company's performance of or compliance with its obligations under section 6 of this Agreement, including, without limitation, all registration and filing fees, insurance costs, all fees and expenses of complying with the Securities Laws, all printing and translation expenses, all reasonable fees and disbursements of counsel to the Selling Shareholders (who shall, except in the case of a conflict, be the law firm which acts as counsel to the Company in connection with the registration or qualification), all reasonable fees and disbursements of counsel for the Company and its auditors, including the expenses of any special audits required by or incidental to performance and compliance, but excluding any underwriting fees, discounts and commissions and applicable transfer taxes, if any, which shall be borne by the Selling Shareholders, pro rata in proportion to the number of Shares being sold by each Selling Shareholder;

         (am)    "Offering Notice" has the meaning provided for in section 6.1;

         (an)    "Other Shareholders" has the meaning provided for in
                 section 7.7(a);

         (ao) "Party" means a Person who has either executed and delivered this Agreement or an Assumption Agreement, and "Parties" means all or more than one of them;

         (ap) "Person" means an individual, corporation, limited liability corporation, partnership, limited liability partnership, association, trust or other entity or organization;

         (aq) "Prime Rate" means the annual rate of interest designated from time to time by the Bank as its prime rate;

         (ar)    "Proposed Transferee" has the meaning provided for in
                 section 7.5;

         (as)    "Proposing Transferor" has the meaning provided for in
                 section 7.2(a);

         (at)    "Public Offering" has the meaning provided for in
                 section 16.1(c);

         (au)    "Publicly Offered Securities" has the meaning provided for in section 6.1;

         (av)    "Purchase Notice" has the meaning provided for in
                 section 8.2(c);

         (aw) "Purchase Price" means, with respect to any sale and purchase of the Shares or Interest of a Shareholder pursuant hereto, the amount payable to purchase such Shares or Interest as determined in accordance with the provisions hereof applicable to that sale and purchase;

         (ax) "Purchaser" means a Person which is the purchaser (or Persons which are the purchasers) of Shares or of an Interest pursuant to any of the provisions of this Agreement;

         (ay)    "Second Cash Call Notice" has the meaning provided for in
                 section 3.2(b);

         (az)    "Securities Laws" has the meaning provided for in section 6.1;

         (ba) "Selling Shareholder" or "Selling Shareholders" has the meaning provided for in section 6.1;

         (bb)    "Selling Shareholder's Shares" has the meaning provided for in section 6.1;

         (bc)    "Shareholder" means each Person (other than the Company) who:

                   (i)     is the registered owner of any Shares;

                  (ii)     is a Party; and

                 (iii)     has not ceased to be a Shareholder pursuant to
                           section 10.1;

         (bd) "Shareholder's Loan" means, in respect of each Shareholder, the amount of money advanced from time to time as a loan by that Shareholder to the Company and not repaid, together with accrued and unpaid interest thereon, if any;

         (be) "Shares" means, as at any date, all shares of any description in the capital of the Company which are then issued and outstanding, and, where used in connection with a particular Shareholder, means, all shares in the capital of the Company which, as at such date, are directly or indirectly owned by that Shareholder;

         (bf) "Subsidiary" shall have the meaning ascribed thereto in subsection 1(3) of the Company Act;

         (bg) "Super Majority Approval" means, with respect to any matter, the approval of such matter set out in a resolution, consent or other instrument executed, in one or more counterparts, by Shareholders owning at least 75% of the issued and outstanding Common shares;

         (bh)    "Tag-Along Notice" has the meaning provided for in
                 section 7.7(a)(ii);

         (bi)    "Third Party Offer" has the meaning provided for in
                 section 7.7(a);

         (bj)    "Third Party Offeror" has the meaning provided for in
                 section 7.7(a);

         (bk)    "Transfer Interest" has the meaning provided for in
                 section 9.2;

         (bl)    "Transfer Notice" has the meaning provided for in
                 section 7.2(a);

         (bm)    "Treasury Offer" has the meaning provided for in section 4.1;

         (bn) "Vendor" means a Shareholder who is the seller (or the Shareholders who are the sellers) of Shares or of an Interest or Interests pursuant to any of the provisions of this Agreement; and

         (bo)    "Yukon Act" has the meaning provided for in section 17.8.

1.2 GENDER, PLURAL AND SINGULAR. In this Agreement, the masculine includes the feminine and neuter genders and the plural includes the singular and vice versa and modifications to the provisions of this Agreement may be made accordingly as the context requires.

1.3 INTERPRETATION. The words like "herein", "hereof" "hereunder" and other similar words refer to this Agreement as a whole, and should not be limited to the particular section or part in which those words appear. All references to sections refer, unless expressly stated otherwise, to the sections, subsections or sub-subsections in this Agreement.

1.4 CAPTIONS. The captions appearing in this Agreement have been inserted for reference and as a matter of convenience only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision hereof.

1.5 MEANING OF PRO RATA. Unless the context otherwise requires, all rights, obligations or other matters which are, under the terms of this Agreement, to be determined on a proportionate or pro rata basis, shall be determined on a basis which is pro rata or proportionate to the total number of Common shares issued and outstanding as of the date of such determination.

1.6 SHARE CHANGES. The provisions of this Agreement relating to the Shares shall apply, mutatis mutandis, to any shares or securities:

         (a) into or for which the Shares may be exchanged, converted, changed, reclassified, subdivided or consolidated;

         (b) acquired by the Shareholders pursuant to the exercise of a right or offer granted or to be made by the Company;

         (c) received by the Shareholders as a stock dividend or distribution; and

         (d) of the Company or of any successor corporation which may be received by holders of the Shares on a reorganization, amalgamation or merger.

1.7 ACCOUNTING TERMS. All accounting terms not defined in this Agreement shall, whenever used in this Agreement, unless there is something in the subject or context inconsistent therewith, have the respective meanings ascribed to them in accordance with generally accepted accounting principles from time to time applicable in Canada.

1.8 CURRENCY. Unless otherwise indicated herein, all dollar amounts referred to in this Agreement are expressed in lawful currency of Canada.

1.9 DESCRIPTION OF SCHEDULES. The following are the schedules to this Agreement, which form an integral part hereof:

                 Schedule "A"    -    Form of Assumption Agreement


SECTION 2 - REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS OF ACCUMED. AccuMed represents and warrants to each of the other Parties that:

         (a) AccuMed is a company duly incorporated under the laws of the State of Delaware, United States of America and is valid, subsisting and in good standing with respect to the filing of annual reports;

         (b) AccuMed has the corporate power to own the assets and properties owned by it, to carry on the businesses carried on by it, to enter into this Agreement and to perform and observe the obligations and agreements set out in this Agreement;

         (c) this Agreement has been duly executed and delivered by AccuMed and is a valid and binding obligation of AccuMed enforceable in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors and principles of equity; and

         (d) AccuMed has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.


2.2 REPRESENTATIONS OF XILLIX. Xillix represents and warrants to each of the other Parties that:

         (a) Xillix is a company duly incorporated under the laws of the Province of British Columbia, is a reporting company, and is valid, subsisting and in good standing with respect to the filing of annual reports;

         (b) Xillix has the corporate power to own the assets and properties owned by it, to carry on the businesses carried on by it, to enter into this Agreement and to perform and observe the obligations and agreements set out in this Agreement;

         (c) this Agreement has been duly executed and delivered by Xillix and is a valid and binding obligation of Xillix enforceable in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors and principles of equity; and

         (d) Xillix has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth.


SECTION 3 - FINANCE/DISTRIBUTION OF NET PROFITS

3.1 INITIAL FUNDING. The Company shall use the proceeds in the amount of $2,000,000 which it has received from the issue and sale of 1,000,000 Common shares to AccuMed as follows:

         (a) to pay the fees (in cash, in the amount of 6% of such gross proceeds) and the reasonable, documented expenses (not to exceed $15,000 (U.S.)) payable to 1991 Capital West Partners ("Capital West") in connection with the sale of such Shares pursuant to the terms of the engagement letter dated October 13, 1995 between Capital West and Xillix;

         (b)     to pay to Xillix all amounts referred to in section 3.9; and

         (c)     for the purposes described in its 1996-97 Budget.

3.2 ADDITIONAL FUNDING. The Company shall fund its business operations and capital expenditures in the manner provided for in the Approved Budget from time to time in effect. Should it be determined by the Board, in accordance with sound and prudent business practices, that additional funds are required by the Company at any time, the Company will attempt to borrow such funds from a bank or other third party lender. To the extent that the Company is unable to borrow such additional funds from a bank or other third party lender, the Shareholders shall, upon receipt of the written notice referred to in section 3.2(a) below, pro rata to their shareholdings in the capital of the Company, advance to the Company sufficient money to meet the Company's requirements. Such money will be requested and advanced in the following manner:

         (a) upon the Board determining that additional funds are required, in accordance with this section 3.2, the Secretary of the Company will deliver a notice (the "Initial Cash Call Notice") to each of the Shareholders, advising them of the requirement for additional funds, the amount of such funds, the purpose for which they are required and each Shareholder's pro rata share of such amount;

         (b) the Shareholders shall consider and approve or disapprove of the Initial Cash Call Notice within 10 business days after the date on which such Notice is deemed given pursuant to section
                 17.2. If the Initial Cash Call Notice is approved by a Super Majority Approval within such period, the Secretary of the Company shall deliver a further notice (the "Second Cash Call Notice"), together with a copy of such Super Majority Approval, to each of the Shareholders, which notice shall set out the amount of money required to be advanced by such Shareholder pursuant to the Initial Cash Call Notice and the period, which shall not be less than 60 days after the date on which the Second Cash Call Notice is deemed given pursuant to section 17.2, during which such money must be advanced to the Company;

         (c) each Shareholder shall advance to the Company the amount of money set out in the Second Cash Call Notice delivered to such Shareholder within the period specified in such Notice;

         (d) if each of the Shareholders advances the amount of money set out in the Second Cash Call Notice delivered to it within the period specified therein, such advances will be deemed to have been made by way of Shareholder's Loans and the Company shall issue to each Shareholder a receipt evidencing the amount advanced by such Shareholder; and

         (e) if any Shareholder (the "Non-Advancing Shareholder") fails to advance to the Company the amount of money set out in the Second Cash Call Notice delivered to it, within the period specified in such Notice, (i) the other Shareholders (the "Advancing Shareholders") may, at their option, within 14 days thereafter advance all or any portion of such monies to the Company, and (ii) the amount of money advanced to the Company by each of the Advancing Shareholders pursuant to the Second Cash Call Notice and this section 3.2(e) shall be deemed to have been advanced by way of an irrevocable subscription by such Shareholder for further Common shares, at a price per share equal to the Fair Market Value thereof, in which event the Company shall forthwith instruct the Auditors to determine the Fair Market Value of such Common shares in accordance with section 12 and, upon the final determination thereof, shall make a Treasury Offer of such shares to the Shareholders in accordance with section 4. If none of the Non-Advancing Shareholders elects to purchase any of such Common shares in accordance with section 4, the Company shall accept the subscriptions of the Advancing Shareholders and issue all of such Common shares pursuant thereto. If any of the Non-Advancing Shareholders elects, in accordance with section 4, to purchase any of such Common shares, the number of Common shares to be issued to the Advancing Shareholders shall be reduced by the number of such Shares which the Non-Advancing Shareholders have elected to purchase, on a pro rata basis, in which event the Company shall, forthwith after the issuance of such shares, repay to the Advancing Shareholders the excess monies advanced by them, together with interest thereon at the Prime Rate plus 2% per annum.

3.3 LIMITED OBLIGATION. For greater certainty, it is acknowledged and agreed that none of the Shareholders shall be legally obligated to advance any monies to the Company, after the date of this Agreement, except such advances as are approved by a Super Majority Approval pursuant to section 3.2.

3.4 SUBORDINATION OF SHAREHOLDER'S LOANS. The Shareholders shall subordinate and postpone their respective Shareholder's Loans to any and all financings or borrowings by the Company from its Bank, or from any other financial institution, to the extent reasonably required by the Board.

3.5 REPAYMENT. As the finances of the Company permit, the Company shall repay Shareholder's Loans as follows:

         (a) firstly, the Shareholder whose Shareholder's Loan account is greatest in proportion to its shareholding in the Company when compared to the Shareholder's Loans and shareholdings in the Company of the other Shareholders shall be repaid, until the Shareholder's Loan of each Shareholder is proportional to its shareholding in the Company when compared to the other Shareholders; and

         (b) secondly, the Shareholder's Loan of each of the Shareholders shall be repaid on a pro rata basis in the proportion that the total amount of its Shareholder's Loan bears to the total amount of all Shareholder's Loans owing by the Company to all of the Shareholders immediately prior to such repayment.

3.6 INTEREST. Subject to section 3.9, Shareholder's Loans shall not bear interest.

3.7 RESTRICTION ON DEMAND. Subject to section 3.9, no Shareholder shall demand repayment of its Shareholder's Loan, unless:

         (a)     such repayment is approved by a Super Majority Approval; or

         (b) this Agreement has terminated in accordance with section 16 hereof.

3.8 INDEMNITIES. If at any time any of the Shareholders becomes a guarantor or a surety of, or otherwise liable for, any indebtedness or obligations of the Company, or any of its Subsidiaries, each of the other Shareholders which has consented in writing to such guarantee, surety or other liability, shall protect, indemnify and save harmless the Shareholder so liable so that each of such Shareholders shall be liable and shall pay its share of such indebtedness or obligation proportionately to the respective shareholdings of such Shareholder in the capital of the Company (calculated as if such Shareholders were the sole shareholders of the Company). Each of the Shareholders hereby consents to the obligation of Xillix to repay the loan of approximately $318,338 advanced by the Western Economic Diversification Program to Xillix, and assumed by the Company, and, for purposes of this section 3.8, acknowledges and agrees that such obligation shall be deemed to be a guarantee of an obligation of the Company provided by Xillix and consented to in writing by each of the other Shareholders. Notwithstanding the joint and several or limited liability nature of any guarantee, surety or liability entered into or assumed by any of the Shareholders as between those Shareholders which have entered into, assumed or consented in writing to any such guarantee, surety or other liability, their liability for the payment of the above mentioned indebtedness and obligations of the Company shall be proportionate to the respective shareholdings of such Shareholders in the capital of the Company.

3.9 ADVANCES BY XILLIX. Notwithstanding any of the provisions of this section 3, any and all financing provided by Xillix to the Company, and any and all obligations of the Company incurred or paid by Xillix, in either case in respect of the period from and after August 31, 1996 to and including the date of this Agreement, shall bear interest at the Prime Rate plus 2% per annum, and shall be paid by the Company to Xillix on a date not earlier than the date of this Agreement and not later than 30 days after the Company receives satisfactory evidence thereof.

3.10 DISTRIBUTION OF PROFITS. Except when precluded or prohibited by the terms of any debt instrument or other agreement to which the Company is a party or by which it is bound, and to the extent permitted by law, the net profits of the Company available for distribution, after making such transfers to reserves as the Board considers appropriate, shall be distributed annually (unless otherwise determined by the Board), within 120 days of the Company's fiscal year end, firstly by way of repayment of Shareholder's Loans in accordance with the provisions of section 3, and secondly by way of dividends or bonuses, as determined by the Board.


SECTION 4 - ISSUANCE OF ADDITIONAL SECURITIES

4.1 PRE-EMPTIVE RIGHTS. The Company shall not create, allot or issue, or agree to create, allot or issue, any shares (including, without limitation, any Common shares required to be issued pursuant to section 3.2(e)), or any options or other securities which are convertible or exchangeable for or into shares in the capital of the Company (the "Convertible Securities"), to any Person, unless, in addition to any other approvals required under this Agreement and the Company Act, the Company first makes an offer (the "Treasury Offer") to issue and/or sell such shares or Convertible Securities (collectively, the "Offered Securities"), at a price per Offered Security equal to the Fair Market Value thereof determined in accordance with section 12, to all of the Shareholders as nearly as may be in proportion to the number of Shares held by them respectively at the date of the Treasury Offer. The Treasury Offer shall specify such price, shall limit the time within which the Treasury Offer, if not accepted, will be deemed to be declined

(which time shall be not less than 15 days after the date on which such Treasury Offer is deemed given pursuant to section 17.2), shall state that any Shareholder which desires to subscribe for or purchase a number of Offered Securities so offered in excess of its proportion shall in its reply state how many Offered Securities in excess of its proportion for which it desires to subscribe or purchase, and shall specify the date on which the Offered Securities will be issued and paid for (which date shall not be less than 30 days after the date on which such Treasury Offer is deemed given pursuant to section 17.2).

4.2 PRO RATA ALLOCATION. If all the Shareholders do not agree to subscribe for their respective proportions of the Offered Securities, the remaining Offered Securities shall be used to satisfy the claims of Shareholders for Offered Securities in excess of their proportions, and if the claims in excess are more than sufficient to exhaust such unclaimed Offered Securities, the unclaimed Offered Securities shall be allocated pro rata among the Shareholders desiring excess Offered Securities in proportion to their existing holdings of Shares, but so that no Shareholder shall be bound to take any Offered Securities in excess of the number which it specified in the reply given under section 4.1.

4.3 PROPORTIONAL OFFER. If any Offered Securities shall not be capable of being offered to or allocated among the Shareholders in proportion to their existing holdings of Shares without division into fractions, the Offered Securities shall be offered to or allocated among the Shareholders as nearly as may be in proportion to the number of Shares held by them, respectively, at the date of the Treasury Offer, such number to be determined by the Board. If any of the Offered Securities covered by the Treasury Offer shall be subscribed for or purchased by Shareholders pursuant to the foregoing provisions of this section 4, then the Offered Securities so subscribed for or purchased shall be issued and sold at the price set out in the Treasury Offer.

4.4 SALE TO THIRD PARTIES. If within the time limited by the Treasury Offer all of the Offered Securities have not been subscribed for or purchased by the Shareholders, the Company may, within 120 days from the date of the Treasury Offer, issue and sell such number of Offered Securities as shall not have been subscribed for or purchased by Shareholders pursuant to the provisions of this section 4 to any Person or Persons at a price not less than the price set out in the Treasury Offer and on the other terms and conditions set out in the Treasury Offer; provided that such Person or Persons to whom the Company issues and sells the Offered Securities, contemporaneously with the purchase of the Offered Securities, shall have executed and delivered either this Agreement or an Assumption Agreement. After the expiration of the said 120 days, no issuance of Offered Securities shall be made, except with the consent in writing of all the Shareholders or by further Treasury Offer in respect of such Offered Securities made in accordance with this section 4.

4.5 DETERMINATION OF PRICE OF ADDITIONAL SECURITIES. The issue price for any and all Offered Securities to be issued and sold by the Company to Shareholders pursuant to this section 4 (including, without limitation, the Shares required to be issued pursuant to section 3.2(e)) will be the Fair Market Value of such Offered Securities, which shall, unless each of the Shareholders otherwise agrees in writing, be finally determined in accordance with section 12 prior to the Company making the Treasury Offer.

4.6 EXCEPTION FOR PUBLIC OFFERINGS. The provisions contained in sections 4.1 to 4.5, inclusive, shall not apply to a Public Offering.

SECTION 5 - MANAGEMENT

5.1 CORPORATE MATTERS. The Shareholders and the Company agree that, notwithstanding any provisions to the contrary contained in the Articles of the Company, the matters referred to in this section 5 shall be governed by the applicable provisions of this section and that, in the case of any inconsistency or conflict between the Articles of the Company and the provisions of this section 5, the provisions of this section shall govern.

5.2 DIRECTORS. The Shareholders shall vote their Shares so that the Board shall consist of five directors, of whom three shall be the nominees of AccuMed, one shall be the nominee of Xillix and one shall be the President of the Company. If a position on the Board becomes vacant for any reason whatsoever, the Shareholder whose nominee formerly occupied that position shall be entitled to nominate a new director to fill such vacancy. The directors of the Company shall initially be as follows:

             Name                               Nominee of
             ----                               ----------
             Branko Palcic                      President
             Pierre J. Leduc                    Xillix
             Peter P. Gombrich                  AccuMed
             Norman J. Pressman                 AccuMed
             Donald M. Earhart                  AccuMed

5.3 OFFICERS. Each Shareholder shall cause its nominee director(s) to vote to appoint the following Persons to the offices set opposite their respective names:

             Name                               Office
             ----                               ------
             Peter P. Gombrich                  Chairman
             Branko Palcic                      President
                                                and Chief Executive Officer
             Pierre J. Leduc                    Secretary

5.4 DUTIES AND POWERS OF OFFICERS. Subject to the Articles of the Company, the duties, powers and responsibilities of each of the officers of the Company shall be those duties, powers and responsibilities determined from time to time by the Board.

5.5 FAILURE TO VOTE. In the event that a director of the Company shall fail to vote and act as a director to carry out the provisions of this Agreement, the Shareholders shall exercise their rights as members of the Company to remove such director and to elect in his or her place an individual who will use his or her best efforts to carry out the provisions of this Agreement.

5.6 VOTING. Each Shareholder shall vote or cause to be voted the Shares held or controlled by it as provided for in or contemplated by this Agreement, so as to give full effect to the provisions and to the spirit of this Agreement, which provisions shall, to the extent permitted by law, in the event of any inconsistency or conflict supersede and have precedence over the provisions of the Articles and Memorandum of the Company.

5.7 SUPER MAJORITY REQUIRED. Except as otherwise provided in this Agreement, the following matters will only be undertaken with, in addition to the consents or approvals, if any, required under the Company Act or the Articles of the Company, a Super Majority Approval:

         (a) the sale, lease, transfer, mortgage, pledge or other disposition of all or substantially all of the undertaking of the Company;

         (b) any increase, reduction, alteration, modification, amendment, subdivision or consolidation of the authorized capital of the Company, whether issued or unissued;

         (c) the consolidation, merger or amalgamation of the Company or any of its Subsidiaries with any other company, association, partnership or legal entity;

         (d) any expenditures or commitments not provided for in the Approved Budget then in effect;

         (e) any single capital expenditure of the Company or any of its Subsidiaries in excess of $15,000, or any capital expenditures which exceed, in the aggregate, the sum of $100,000 in any one fiscal year of the Company;

         (f) the creation, allotment or issuance of, or agreement to create, allot or issue, any shares or other securities of the Company or any of its Subsidiaries, or the granting of any option or right capable of becoming an option to purchase any shares or other securities of the Company or any of its Subsidiaries, other than pursuant to section 3.2(e), but including, for greater certainty, the creation, allotment or issuance of, or agreement to create, allot or issue, any shares or other securities of the Company pursuant to or in connection with a Public Offering;

         (g) the guarantee by the Company or any of its Subsidiaries of the debts of any other Person, other than a Subsidiary of the Company, in any amount;

         (h) any loans by the Company or any of its Subsidiaries to any other Person, other than a Subsidiary of the Company, in any amount;

         (i) any contract (or amendment of such contract), agreement or other transaction between the Company or any of its Subsidiaries and any Shareholder or an Affiliate of a Shareholder, other than the contracts, agreements or transactions expressly referred to or contemplated herein;

         (j) any agreement by the Company or any of its Subsidiaries which restricts or purports to restrict, or which permits any other party to accelerate or demand the payment of any indebtedness of the Company or any of its Subsidiaries upon the sale, transfer or other disposition by a shareholder of its Shares;

         (k) any change in the authorized signing officers of the Company or any of its Subsidiaries in respect of legal documents or transactions with any bank or other financial institution;

         (l) the winding up or liquidation of the Company, the institution of proceedings to be adjudicated a bankrupt or insolvent, consenting to the institution of such proceedings against the Company, consenting to the institution of bankruptcy or insolvency proceedings against the Company under the Bankruptcy and Insolvency Act (Canada) or any other analogous laws, consenting to the filing of any such petition or to the appointment of a receiver or receiver manager of the property of the Company, making a general assignment for the benefit of creditors, or admitting in writing the Company's inability to pay its debts as they become due or taking any corporate action in furtherance of any of the aforesaid purposes;

         (m) the declaration or payment of, or agreement to declare or pay, any dividend, salary, bonus, fees or other remuneration by the Company or any of its Subsidiaries to any Shareholder, or Affiliate of a Shareholder, other than:

                  (i) the declaration and payment of dividends in respect of the Common shares or preferred shares of the Company which are declared and paid on a pro rata basis to the holders of all Common shares or preferred shares, as the case may be;

                 (ii) the payment of interest on Shareholder's Loans in accordance with section 3.6 hereof; and

         (n) the redemption, repurchase or retirement for value of any shares or other securities of the Company, unless the Company offers to redeem, repurchase or retire all of the issued and outstanding shares or securities of such class or, in case a part only of such shares or securities is to be redeemed, repurchase or retired, the Company offers to redeem, repurchase or retire such shares or securities on a pro rata basis;

         (o) the repayment, in whole or in part, of any Shareholder's Loan other than in accordance with section 3;

         (p) the appointment or removal of directors or officers of any Subsidiary of the Company;

         (q) the appointment or removal of the President and/or Chief Executive Officer of the Company;

         (r)     any amendment to an Approved Budget or the Business Plan;

         (s) any transaction out of the ordinary course of the business of the Company or any of its Subsidiaries; and

         (t) after the completion of the continuance referred to in section 17.8, any other transaction or matter which is required to be approved or authorized by a special resolution under the Yukon Act.

5.8 REMUNERATION. Subject to section 5.7, the remuneration of the officers of the Company, if any, shall be in such amounts as the Board may from time to time determine.

5.9 BANK. The bank of the Company shall be The Royal Bank of Canada or such other bank as the Board may from time to time determine (the "Bank").

5.10 HANDLING OF MONEY. All money received by the Company from any source shall be paid into the Bank to an account to be kept in the Company's name and shall only be withdrawn or paid out by cheque or other similar instrument signed by the Person or Persons and upon the terms and conditions as the Board shall from time to time determine.

5.11             PREPARATION AND APPROVAL OF ANNUAL BUDGETS AND BUSINESS PLAN.

         (a) The President of the Company shall, at least 120 days prior to the end of each fiscal year of the Company, prepare and submit an operating and capital budget to the Board, together with any proposed amendments to the Business Plan, which the Board shall revise or amend as it considers appropriate.

         (b) The Board shall deliver a copy of the budget and amended Business Plan referred to in section 5.11(a) above, as amended pursuant to such section, to each of the Shareholders at least 60 days prior to the end of the Company's fiscal year.

         (c) The Shareholders shall, at least 30 days prior to the end of the fiscal year, approve, by a Super Majority Approval, the budget and amended Business Plan delivered pursuant to section 5.11(b), either in the form delivered or subject to such changes or amendments as the Shareholders approving the same consider appropriate.

         (d) The Parties acknowledge and agree that the Business Plan, including the budget for the initial twelve month period contained therein (the "1996-97 Budget"), has been reviewed and approved by each of them.

         (e) Each of the Parties shall use its best efforts to ensure that the business and operations of the Company are conducted in accordance with the Approved Budget and Business Plan from time to time in effect.

5.12 DIRECTORS AND OFFICERS INSURANCE. AccuMed shall, at no cost to the AccuMed, the other Shareholders or the directors and officers of the Company, as soon as practicable take such steps as are necessary or desirable to cause the directors and officers of the Company to be added as named insureds pursuant to the Directors and Officers Liability insurance policy maintained by AccuMed from time to time. If, at any time, AccuMed is unable to include any of the directors and officers of the Company as named insureds under such insurance policy, without the payment of increased premiums, the Company will either reimburse AccuMed for such increased premiums, in which event AccuMed shall promptly obtain the coverage referred to above, or the Company will, at its expense, obtain separate Directors and Officers Liability insurance for the benefit of the directors and officers who are not covered by AccuMed's policy.


SECTION 6 - REGISTRATION RIGHTS

6.1 INCIDENTAL REGISTRATION. If the Company at any time proposes to qualify and/or register any of its securities (the "Publicly Offered Securities") under the securities laws of Canada or the United States of America or any province, state, territory or political subdivision thereof (the "Securities Laws"), whether or not for sale for its own account, in a form and manner which would permit distribution to the public under any of the Securities Laws of any of the Company's securities, it will give prompt written notice (the "Offering Notice") to the Shareholders of its intention to do so. Upon the written request of any Shareholders (each such Shareholder being a "Selling Shareholder"; if more than one, collectively the "Selling Shareholders") delivered to the Company within 15 days after the giving of the Offering Notice (which request shall specify the Shares intended to be disposed of by that Selling Shareholder and the intended method or methods of disposition thereof), the Company will use reasonable commercial efforts to effect the qualification and registration under the applicable Securities Laws of, subject to section 6.5, the Shares specified by each Selling Shareholder (the "Selling Shareholder's Shares"), provided that if:

         (a) Underwritten. The qualification or registration of the Publicly Offered Securities relates to an underwritten offering of the securities (on a firm commitment basis) by or through one or more underwriters, whether or not for the account of the Company;

         (b) Not Included. None or less than all of the Selling Shareholder's Shares are to be included in the underwritten offering (either because the Company has not received a request pursuant to section 6.1 or, having received such a request, it has been unable so to include such Shares after using reasonable efforts to do so as provided in section 6.5); and

         (c) Adverse Affect. The managing underwriter or underwriters of the underwritten offering advises the Company in writing of its view (together with the reasons therefor) that the distribution of all or a specified portion of the Selling Shareholder's Shares concurrently with the Offered Securities by the underwriters will materially and adversely affect the distribution of the Offered Securities by the underwriters;

the Company will promptly furnish the Selling Shareholders with a copy of such writing and may, by written notice to the Selling Shareholders accompanying such writing, require that the distribution of all or a specified portion of the Selling Shareholder's Shares be deferred until the completion of the distribution of such securities by the underwriters, but in no event for a period extending beyond the earlier of the 180th day following the effective date of the registration or qualification and the date of expiration of the last to expire lock-up agreement, if any, entered into by any shareholder of the Company at the request of the underwriters.

6.2 LIMITATION ON RIGHTS. The Company shall not be obligated to effect any registration of any Selling Shareholder's Shares under section 6.1 incidental to the qualification and registration of any of its securities in connection with any acquisitions, securities exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

6.3 OFFERING EXPENSES. The Company will pay all Offering Expenses in connection with each registration of securities requested pursuant to section 6.1, provided that the Company shall not be responsible for the reasonable fees and expenses of more than one separate legal firm for all Selling Shareholders, who shall, except in the case of a conflict, be the law firm which acts as counsel to the Company in connection with the registration or qualification of the securities.

6.4 REGISTRATION PROCEDURES. If and whenever the Company is required to use reasonable commercial efforts to effect the qualification and registration of any Shares under any of the Securities Laws as provided in section 6.1, the Company will as expeditiously as possible:

         (a) Prepare and File Preliminary Prospectus, etc. Prepare and file (in any event within 80 days after the request(s) for qualification and registration have been delivered to the Company) the preliminary prospectus, registration statement or similar document required under each of the applicable Securities Laws, together with such other related documents as may be necessary or appropriate for the purposes of the proposed distribution, and shall, as soon as possible, prepare and file under the applicable Securities Laws a (final) prospectus, registration statement or similar document and cause the (final) prospectus, registration statement or similar document to become effective as soon as possible and shall take all other steps and proceedings that may be necessary in order to qualify the Shares for distribution in accordance with the Securities Laws;

         (b) Amendments and Supplements. Prepare and file with the applicable securities regulatory authorities such amendments and supplements to such preliminary prospectus, (final) prospectus, registration statement and similar documents as may be necessary to comply with the provisions of the applicable Securities Laws with respect to the distribution of all Shares and other securities covered thereby until the earlier of such time as all of such Shares and other securities have been disposed of and the expiration of four months after the filing of the (final) prospectus;

         (c) Furnish Copies. Furnish to the Selling Shareholders such number of commercial (printed) copies of any documents prepared or filed pursuant to sections 6.4(a) or (b) (including all exhibits thereto and all documents incorporated therein by reference) as the Selling Shareholders may reasonably request;

         (d)     Other Deliveries.  Furnish to the Selling Shareholders:

                  (i) a copy of the opinion of counsel for the Company which is delivered by such counsel to the underwriter(s) participating in the qualification or registration of the Shares or securities, addressed to the Selling Shareholders and dated the effective date of the (final) prospectus or registration statement; and

                 (ii) if applicable, a copy of the "comfort" letter which is delivered to the underwriter(s) participating in the qualification or registration of the Shares or securities, addressed to the Selling Shareholders and dated the effective date of the (final) prospectus or registration statement and the closing date, signed by the auditors of the Company;

                 which, in each case, shall cover substantially the same matters as are customarily covered in such documents; and

         (e) Misrepresentations. Notify the Selling Shareholders of the happening of any event, as a result of which the preliminary prospectus, the (final) prospectus or any registration statement then in effect would:

                  (i) include a misrepresentation (within the meaning of applicable Securities Laws);

                 (ii) contain or include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, either at the time such registration statement became effective or at the time such preliminary prospectus or (final) prospectus was issued, as the case may be;

                 and, at the request of the Selling Shareholders, shall prepare and furnish to the Selling Shareholders a reasonable number of commercial (printed) copies of a supplement to or an amendment of the preliminary prospectus, the (final) prospectus and any registration statement as may be necessary so that, as thereafter delivered to the purchasers of such Shares or other securities, such document shall not include misrepresentation (within the meaning of applicable Securities Laws).

6.5 UNDERWRITING AGREEMENT. If the Company at any time proposes to register or qualify any of its securities under any of the Securities Laws, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by the Selling Shareholders pursuant to section 6.1, to arrange for the
underwriters to include all or part of the Shares owned by the Selling Shareholders, as requested by the Selling Shareholders, among those securities to be distributed by or through the underwriters; provided that, for the purposes hereof, reasonable efforts shall not require the Company to reduce the amount or sale price of the securities proposed to be distributed by or through the underwriters from the levels they would be if there were no distribution of Shares held by Selling Shareholders. If the underwriter is unwilling to underwrite all of the Shares entitled to registration and qualification under section 6.1, then each of the Selling Shareholders shall be entitled to registration and qualification of such number of Shares equal to the product obtained by multiplying the number of Shares held by the Selling Shareholders that the underwriter is prepared to underwrite by the quotient obtained by dividing the number of Shares held by the Selling Shareholder by the aggregate number of Shares held by all of the Selling Shareholders.

6.6 PREPARATION; REASONABLE INVESTIGATION. In connection with preparation and filing of any preliminary prospectus, (final) prospectus, registration statement or similar document as herein contemplated, the Company will give the Selling Shareholders and their respective counsel, auditors and other representatives the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and auditors as shall be necessary in the opinion of the Selling Shareholders, and their respective counsel, acting reasonably, and to conduct all due diligence which the Selling Shareholders, and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing a due diligence defence as contemplated by the Securities Laws and in order to enable the underwriters to execute the certificate required to be executed by them at the end of each such document.

6.7 INFORMATION FROM SELLING SHAREHOLDERS. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the qualification or registration of the Shares of any Selling Shareholder that such Selling Shareholder shall furnish to the Company such information regarding such Selling Shareholder, the number of Shares owned by it, and the intended method of disposition of such securities, as shall be required to effect the registration or qualification of the Shares of such Selling Shareholder.

6.8 INDEMNIFICATION OF SELLING SHAREHOLDERS. In the event of any qualification or registration of any Shares hereunder, the Company will indemnify and hold harmless the Selling Shareholders, for and on behalf of themselves and for and on behalf of and in trust for each of their respective officers and directors, and each other Person, if any, who controls a Selling Shareholder within the meaning of the 1933 Act, from and against any and all losses, claims, damages, liabilities (whether arising under applicable Securities Laws or otherwise), costs or expenses (but not including loss of profit) caused or incurred:

         (a) Information alleged to be a Misrepresentation. By reason of or arising out of any information or statement contained in the preliminary prospectus, (final) prospectus, registration statement, similar document or any amendment or supplement thereto (the "Disclosure Documents") which is or is alleged to be a misrepresentation (within the meaning of applicable Securities Laws) in the Disclosure Documents; and/or

         (b) Omission. By reason of or arising out of the omission or alleged omission to state in the Disclosure Documents, any material fact; and/or

         (c) Misrepresentation. By reason of or arising out of any misrepresentation or alleged misrepresentation contained in the Disclosure Documents; and/or

         (d) Rule 10b-5 Liability. By reason of or arising out of any of the Disclosure Documents containing or including an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, either at the time the registration statement became effective, at the time the preliminary prospectus or (final) prospectus was issued or at the closing of the sale of the securities.

Notwithstanding the contents of this section 6.8, the indemnification contained in this section 6.8 shall not apply in respect of any losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of or arising out of any statement, omission, misrepresentation or other matter or thing referred to in this section 6.8 which is based upon or results from any information relating solely to a Selling Shareholder in the Disclosure Documents and provided by or on behalf of such Selling Shareholder for use therein.

6.9 NOTIFICATION OF CLAIM. In the event that any claim, action, suit or proceeding, including, without limiting the generality of the foregoing, any inquiry or investigation (whether formal or informal) is brought or instituted against any of the Persons in respect of which indemnification is or might reasonably be considered to be provided for in section 6.8, such Person (the "Indemnified Party") shall promptly notify the Company and the Company shall promptly retain counsel who shall be reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such claim, action, suit or proceeding and the Company shall pay all of the reasonable fees and disbursements of such counsel relating to the claim, action, suit or proceeding.

6.10 RETENTION OF OTHER COUNSEL. In any such claim, action, suit or proceeding, the Indemnified Party shall have the right to retain other counsel to act on its behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party unless, subject to section 6.11:

         (a) Agreement Otherwise. The Company and the Indemnified Party shall have mutually agreed to the retention of such other counsel; or

         (b) Conflict. The named parties to any such claim, action, suit or proceeding (including any added, third or impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

6.11 SINGLE COUNSEL. If other counsel is retained as provided for in sectionE6.10 and the Company is responsible for the fees and disbursements of such counsel, the Company shall not, in connection with any such claim, action, suit or proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate legal firm for all Persons or corporations in respect of which indemnification is or might reasonably be considered to be provided for in section 6.8.

6.12 SETTLEMENTS. Notwithstanding anything contained in this Agreement, neither the Company nor the Selling Shareholders shall agree to any settlement of any such claim, action, suit or proceeding unless the other has consented in writing thereto, and the Company shall not be liable for any settlement of any such claim, action, suit or proceeding unless it has consented in writing thereto.


SECTION 7 - RESTRICTIONS ON TRANSFER

7.1 TRANSFERS RESTRICTED. Except as otherwise expressly provided in this Agreement, no Shareholder will sell, assign, transfer, mortgage, pledge, charge or otherwise dispose of or encumber any interest in or the control over all or any part of its Interest to any Person, whether a Shareholder or not, and no Shareholder will suffer or permit any sale, assignment, transfer, mortgage, pledge, charge, disposition or other encumbrance of any interest in or control over all or any part of its Interest by any assignee of a bankrupt or insolvent Shareholder, execution creditor, liquidator, receiver, mortgagee, pledgee or other security holder of a Shareholder or suffer or permit any interest or control over all or any part of its Interest to be transferred by operation of law, as upon a court order, or declaration or execution sale or any other jurisdiction or otherwise, except with the prior written consent of all of the Shareholders and if the transferee of such Interest is a Shareholder or complies with sections 7.5 and 7.6.

7.2              RIGHT OF FIRST REFUSAL.

         (a) A Shareholder (the "Proposing Transferor") desiring to transfer any or all of its Shares to any other Person, other than to an Affiliate pursuant to section 7.3 of this Agreement, shall give written notice to the Company (the "Transfer Notice") specifying the number of its Shares that it desires to transfer (the "Offered Shares"), the price, expressed in lawful money of the United States of America, for the Offered Shares, and the terms of payment upon which the Proposing Transferor is prepared to transfer the Offered Shares. The Transfer Notice shall constitute the Company as the agent of the Proposing Transferor for the sale of the Offered Shares to any other Shareholder or Shareholders at the price and upon the terms of payment specified in the Transfer Notice. The Transfer Notice shall constitute an offer by the Proposing Transferor to the other Shareholders to sell the Offered Shares to the other Shareholders and shall not be revocable. If the Transfer Notice pertains to Shares of more than one class, then the price and terms of payment for each class of Shares shall be stated separately in the Transfer Notice.

         (b) The Company shall forthwith upon receipt of the Transfer Notice transmit a copy of it to each Shareholder, other than the Proposing Transferor, holding Shares of the class or classes set out in the Transfer Notice and shall request that each such Shareholder state in writing, within 14 days from the date on which the Transfer Notice is deemed given pursuant to section 17.2, whether it is willing to purchase any of the Offered Shares and, if so, the maximum number it is willing to purchase.

         (c) Upon the expiration of the 14-day notice period provided for in section 7.2(b) above, if the Company has received from the Shareholders entitled to receive the Transfer Notice sufficient acceptances to purchase all the Offered Shares, the Company shall thereupon apportion the Offered Shares among the Shareholders so accepting pro rata in proportion to the number of shares held by each of them respectively up to the number of Offered Shares accepted by each of them respectively, and in the case of more than one class of Shares then pro rata in respect of each class. If the Company did not receive sufficient acceptances to purchase all of the Offered Shares, the Company may, but only with the consent of the Proposing Transferor, who shall not be obliged to sell in the aggregate less than all the Offered Shares, apportion the Offered Shares among the Shareholders accepting pro rata in proportion to the number of Shares held by each of them respectively up to the number of the Offered Shares accepted by each of them respectively, and in the case of more than one class of Shares then pro rata in respect of each class.

         (d)     After an apportionment has been made pursuant to
                 section 7.2(c) above and upon payment of the price for the Offered Shares apportioned, the Proposing Transferor shall be bound to transfer those Shares in accordance with that apportionment and if the Proposing Transferor fails to do so the Company shall cause the name of the purchasing Shareholders to be entered in the register of members of the Company as the holders of those Shares and shall cancel the share certificates previously issued to the Proposing Transferor representing those Shares whether they have been produced to the Company or not. Payment to the Company, as agent for the Proposing Transferor, of the Purchase Price shall be sufficient payment by the purchasing Shareholders and entry of the transfer in the register of members of the Company shall be conclusive evidence of the validity of the transfer. Upon completion of the transfer, the Company shall pay the Purchase Price to the Proposing Transferor.

         (e) The Proposing Transferor may for a period of 180 days after the expiration of the 14-day period provided for in section 7.2(b) above transfer to any Person the Offered Shares not purchased by other Shareholders pursuant to sections 7.2(b), (c) and (d) above, provided that:

                  (i) the Proposing Transferor may not sell less than 85% of the Offered Shares which have not been purchased pursuant to the preceding provisions of this section 7.7;

                 (ii) the Proposing Transferor shall not sell any of the Offered Shares at a price less than that specified in the Transfer Notice or on terms which are materially more favourable to the purchaser than those specified in the Transfer Notice;

                (iii) the Proposing Transferor shall not sell any of the Offered Shares to any Person, unless the proposed transfer complies with the requirements of, and is not prohibited by the provisions of, sections 7.5 and 7.6; and

                 (iv) if the Proposing Transferor has not transferred the Offered Shares or any of them within the 180-day period then the provisions of this section 7.2 shall again become applicable to all of the Offered Shares not disposed of within the 180-day period.

         (f) The provisions as to transfers of Shares contained in sections 7.2(a), (b), (c), (d) and (e) shall not apply:

                  (i) if before the proposed transfer of Shares is made, each of the other Shareholders waives in writing its right to receive a Transfer Notice relating thereto; or

                 (ii) to any transfer of Shares pursuant to the provisions of section 8 of this Agreement.

         (g) The Proposing Transferor may include all or any part of its Convertible Securities and/or Shareholder's Loan in the Transfer Notice, in which case the price payable therefor shall be included in the price of the Offered Shares, and all references to Offered Shares in this section 7.2 shall include the portion of the Convertible Securities and Shareholder's Loan included therein. If the Proposing Transferor does not include its Shareholder's Loan in the Transfer Notice, the Proposing Transferor shall retain its Shareholder's Loan, which shall be repaid in accordance with and be subject to the provisions of section 3.5 hereof, provided that, for purposes of determining the amount of any repayment of such Shareholder's Loan under section 3.5, the Proposing Transferor shall be deemed to continue to hold the Shares transferred pursuant to this section 7.2.

7.3 TRANSFER TO AFFILIATES. Notwithstanding sections 7.1 and 7.2, any Shareholder may sell, transfer or otherwise dispose of all, but not less than all, of its Interest to an Affiliate which is wholly owned by such Shareholder, provided that, prior to any such transfer, the Shareholder and the Affiliate enter into an agreement with the other Parties, in form and content acceptable to such Parties, which agreement shall provide that:

         (a) one hundred percent (100%) of the Shareholder's Interest will be transferred to the Affiliate;

         (b) the Affiliate will remain wholly owned by such Shareholder so long as the Affiliate holds the Interest, or any part thereof;

         (c) prior to the Affiliate ceasing to be wholly owned by such Shareholder, the Affiliate will transfer its Interest to the Shareholder or to another Affiliate which is wholly owned by such Shareholder, and that such other Affiliate will enter into an agreement similar to this Agreement with the other Shareholders and the Company;

         (d) the Affiliate will otherwise be bound by and have the benefit of the provisions of this Agreement; and

         (e) the obligations of the original Shareholder hereunder shall not in any way be released and shall continue in full force and effect.

7.4 NO TRANSFER BY DEFAULTING SHAREHOLDER. Notwithstanding any other provision of this Agreement, except as required by the terms of section 8, no Shareholder shall be entitled to sell, transfer, assign or otherwise dispose of its Interest, or any part thereof, without the prior written consent of the other Shareholders, if it is at that time a Defaulting Shareholder, unless prior to or concurrently with that sale, transfer or other disposition it ceases to be a Defaulting Shareholder.

7.5 FURTHER RESTRICTIONS OF TRANSFER. Notwithstanding any other provision of this Agreement, no Shareholder will transfer all or any part of its Interest to any Person (the "Proposed Transferee"):

         (a) if the transfer to the Proposed Transferee is prohibited by applicable laws, regulations, orders or rulings, or by any agreement, instrument, mortgage or encumbrance to which the Company is a party or by which the Company or any material part of its property or assets are bound, unless, in the case of any such agreement, instrument, mortgage or encumbrance, the written consent or approval of the other party or parties thereto has first been obtained; and

         (b) who is not then already a Shareholder, unless the Proposed Transferee has agreed to be bound by this Agreement by executing and delivering an Assumption Agreement. The Shareholders will not recognize or treat as a shareholder of the Company any Person who acquires any interest in or control over any Shares or afford any such Person the rights afforded by this Agreement or any of the incidents connected with being a shareholder of the Company until such Person has subscribed to and agreed to be bound by this Agreement in accordance with section 7.6, and the Shareholders need only deal with as a member of the Company those Persons who have subscribed to and agreed to be bound by this Agreement.

7.6 SUBSEQUENT SHAREHOLDERS TO BE BOUND. Each Person who proposes to become a shareholder of the Company or the holder of Convertible Securities or a Shareholder's Loan after the date of this Agreement shall, prior to becoming such, subscribe to and agree to be bound by the covenants, promises and conditions contained in this Agreement by executing and delivering an appropriately completed agreement to be bound hereby, substantially in the form of Schedule "A" hereto (an "Assumption Agreement"). Each of the Parties covenants and agrees that it will be bound to each of the other Parties and that, upon the subscription to this Agreement by any subsequent Party, it will be bound to such subsequent Party, and, in like manner, such subsequent Party will be bound to each other Party, and to each subsequent Party thereafter.

7.7              TAG-ALONG RIGHTS.

         (a) Notice of Bona Fide Offer. If, at any time, a Proposing Transferor which owns more than 50% of the issued and outstanding Common shares receives a bona fide offer (the "Third Party Offer") from any other Person (the "Third Party Offeror") to purchase all or any part of the Interest held by or on behalf of the Proposing Transferor, the Proposing Transferor will not accept such Third Party Offer unless:

                  (i) the Third Party Offeror has agreed to purchase from each of the Shareholders (the "Other Shareholders") all, or the same percentage, of the Interest held by or for the benefit of the Other Shareholders that the Third Party Offeror is offering to purchase from the Proposing Transferor, for the same price, and on the same terms and conditions, as set out in the Third Party Offer;

                 (ii) the Proposing Transferor has delivered to the Other Shareholders a copy of such Third Party Offer and a notice in writing (the "Tag-Along Notice") specifying whether or not the Proposing Transferor is prepared to accept such Third Party Offer;

                (iii) if any of the Other Shareholders elects to sell its Interest to the Third Party Offeror pursuant to section 7.7(b)(i), the Third Party Offeror has executed such agreements or documents reasonably acceptable to the Other Shareholders to reflect the agreement referred to in section 7.7(a)(i); and

                 (iv) if any of the Other Shareholders elects not to sell its Interest to the Third Party Offeror pursuant to section 7.7(b)(ii) (or pursuant to section 7.7(c), is deemed to have elected not to sell its Interest to the Third Party Offeror), the Third Party Offeror has executed and delivered an Assumption Agreement.

         (b) Rights of the Other Shareholders. Following receipt by the Other Shareholders of a Tag-Along Notice, each of the Other Shareholders will have the right, exercisable within 30 days from the date on which the Tag-Along Notice is deemed given pursuant to section 17.2, to notify the Proposing Transferor in writing:

                  (i) that such Other Shareholder is electing to sell its Interest to the Third Party Offeror at the price and upon the terms of purchase and sale specified in the Third Party Offer; or

                 (ii) that such Other Shareholder is electing not to sell its Interest to the Third Party Offeror.

         (c) No Response. If any of the Other Shareholders does not notify the Proposing Transferor in writing within the period of 30 days provided in section 7.7(b) of the election by such Other Shareholder pursuant to section 7.7(b), such Other Shareholder will be deemed to have elected not to sell its Interest to the Third Party Offeror.

         (d)     Sale by the Proposing Transferor.

                  (i) Provided that the Proposing Transferor has complied with section 7.7(a), following the expiration of the 30 day period referred to in section 7.7(b), the Proposing Transferor may, for 30 days thereafter, sell the Proposing Transferor's Interest to the Third Party Offeror, at the price and in strict accordance with all of the material terms and conditions stated in the Third Party Offer.

                 (ii) The Proposing Transferor will not sell all or any part of its Interest pursuant to section 7.7(d)(i) to any Person other than the Third Party Offeror (or its nominee) or at any price or on terms more favourable to such Person than those set out in the Third Party Offer.


SECTION 8 - DEFAULT

8.1 EVENTS OF DEFAULT. An event of default (a "Default") under this Agreement arises if a Shareholder (the "Defaulting Shareholder"):

         (a) fails to observe, perform or carry out any of its obligations under this Agreement and such failure continues for 30 days after the date on which a written notice of such default is deemed given pursuant to section 17.2 by any Shareholder not in default (the "Non-defaulting Shareholder" individually and the "Non-defaulting Shareholders" collectively) to the Defaulting Shareholder and the Company, which notice shall set out particulars of the Default and demand that the same be cured;

         (b) fails to take reasonable actions to prevent or defend assiduously any action, seizure, execution, attachment or other proceeding which claims possession, sale, foreclosure, the appointment of a receiver or receiver-manager, or forfeiture or termination of or against all or any portion of the Interest of the Defaulting Shareholder, and such failure continues for 30 days after the date on which a written notice thereof is deemed given pursuant to section 17.2 by a Non-defaulting

                 Shareholder to the Defaulting Shareholder and the Company, which notice shall set out particulars of such action or proceeding; or

         (c) is adjudicated to be insolvent or bankrupt, if bankruptcy or any other insolvency proceedings are filed against such Shareholder, if a resolution is passed, or proceedings are commenced, in respect of the dissolution or liquidation of such Shareholder, whether voluntary or involuntary, if a receiver, receiver-manager or trustee is appointed in respect of all or a substantial part of the assets of such Shareholder, if such Shareholder makes a proposal in bankruptcy or an assignment for the benefit of creditors, or if all or a substantial part of the assets of such Shareholder are seized by a sheriff, receiver, trustee or secured creditor.

8.2 REMEDIES. If a Default occurs under section 8.1, and has not been remedied or cured, any one or more of the Non-defaulting Shareholders may:

         (a) pursue any remedy available in law or in equity, each Shareholder acknowledging that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

         (b) take all actions in its own name or in the name of the Defaulting Shareholder, the Shareholders or the Company as may reasonably be required to cure the Default, and all payments, costs and expenses incurred by the Non-defaulting Shareholder(s) will be payable by the Defaulting Shareholder to the Non-defaulting Shareholder(s) on demand with interest at the Prime Rate plus 4% per annum;

         (c) implement the buy-sell procedure set out in section 8.3 by giving written notice (the "Purchase Notice") to the Company of the Default, the name of the Defaulting Shareholder and the Non-Defaulting Shareholder's election to implement such procedure; and

         (d) waive the Default, provided that any waiver of a particular Default shall only be effective if it is in writing, signed by the Non-defaulting Shareholder, shall not operate as a waiver of any subsequent or continuing Default, and shall not be binding upon, or limit the remedies available to, any Non-defaulting Shareholder who has not signed such waiver.

8.3 BUY-SELL PROCEDURE ON DEFAULT. In the event the buy-sell procedure herein is implemented pursuant to section 8.2(c), the Defaulting Shareholder is deemed to offer to sell (the "Default Offer") to the Company and the Non-Defaulting Shareholder(s) all, but not less than all, of its Interest (the "Default Interest") on the following terms and conditions:

         (a) the purchase price payable for the Default Interest shall be the Fair Market Value of the Shares and Convertible Securities included therein, determined as of the date of the Purchase Notice in accordance with section 12, together with the full amount of the principal and any and all accrued and unpaid interest on any Shareholder's Loan included therein;

         (b) upon receipt of the Purchase Notice, the Secretary of the Company shall forthwith:

                  (i) transmit the Purchase Notice and a summary of the terms of the Default Offer to each director of the Company;

                 (ii) transmit the Purchase Notice and a summary of the terms of the Default Offer to each of the Non-defaulting Shareholder(s); and

                (iii)     call a meeting of the Board to consider the Default
                          Offer;

         (c) the Company shall have the first right to accept the Default Offer and, to the extent that it is accepted by the Company, the Non-defaulting Shareholder(s) agree to refuse any pro rata offer by the Company to purchase the Interest which is required to be made by the Company under the Company Act, the Articles of the Company or this Agreement;

         (d) if the Default Offer is not wholly accepted by the Company within 30 days after the date of the Purchase Notice:

                  (i) the Secretary of the Company shall advise the Non-defaulting Shareholder(s) of the extent to which the Default Offer is still open forthwith upon the expiration of the aforesaid 30 day period;

                 (ii) that portion of the Default Offer not accepted by the Company shall be open for acceptance within the 14 days following the end of the aforesaid 30 day period by the Non-defaulting Shareholder(s) pro rata in accordance with their respective shareholdings in the Company of the kind and class of Shares included in the Default Offer;

                (iii) acceptance by the Non-defaulting Shareholder(s) of the Default Offer shall be by notice to the Secretary of the Company and by such acceptance a Non-defaulting Shareholder may specify any additional portion of the Default Interest offered for sale that such Non-defaulting Shareholder is prepared to purchase in the event that any of the other Non-defaulting Shareholder(s) fails to accept such Default Offer, and if any of the other Non-defaulting Shareholder(s) fails to accept such Default Offer, such Non-defaulting Shareholder (pro rata if more than one) shall be entitled to purchase such additional portion of the Default Interest as shall be so available;

                 (iv) upon the expiration of the 14-day notice period provided for in section 8.3(d)(iii) above, if the Company has received from Non-defaulting Shareholders sufficient acceptances to purchase all of that portion of the Default Interest which the Company has not accepted under section 8.3(c), the Company shall thereupon apportion such portion of the Default Interest among the Non-defaulting Shareholders so accepting pro rata in proportion to the number of Shares held by each of them respectively up to the amount of the Default Interest accepted by each of them respectively, and, in the case of more than one class of Shares, then pro rata in respect of each class;

         (e) for greater certainty, a Defaulting Shareholder shall not be obliged to sell less than all of its Default Interest;

         (f) upon the acceptance of the Default Offer in the manner and within the times specified in this section 8.3, a binding contract will be formed between the Defaulting Shareholder and each of the Company and/or the Non-defaulting Shareholder(s) who have accepted the Default Offer for the purchase and sale of the portion of the Default Interest accepted by it, upon the terms and conditions set out in the Default Offer and in this Agreement, which contract will be completed in the manner set out in section 9; and

         (g) from and after the occurrence of a Default and until such Default is remedied or cured, the Defaulting Shareholder shall use its best efforts to cause its nominee(s) on the Board to abstain from voting on any matter which involves such Default, including, without limitation, the exercise by the Company of its rights set out in section 8.3(c).

8.4 MONIES HELD. If and so long as a Shareholder is a Defaulting Shareholder, all monies payable to that Defaulting Shareholder by the Company by way of dividends, repayment of loans or other distributions, shall be held by the Company until such time as the Shareholder is no longer a Defaulting Shareholder.


SECTION 9 - COMPLETION OF TRANSFERS

9.1 TIME AND PLACE OF CLOSING. Except as otherwise expressly provided herein, or unless the Purchaser and the Vendor otherwise agree in writing, each contract of purchase and sale arising out of this Agreement will be completed at a Closing to be held at 11:00 o'clock a.m., Vancouver time, at the registered office of the Company or at such other place as the parties to such contract may agree, on the day (the "Closing Date") which is the later of:

         (a)     60 days following the date on which such contract is formed;
                 and

         (b)     30 days following the final determination of the Purchase
                 Price;

or, if such day is a non-juridical day, on the next juridical day, or on such earlier day as the parties to such contract may agree.

9.2 PARTIES TO THE CONTRACT. In this section 9, a contract referred to in section 9.1 is called a "Contract", and the Shares, Convertible Securities or Interest to be sold and purchased pursuant to a Contract are called the "Transfer Interest".

9.3 PAYMENT FOR TRANSFER INTEREST. Except as otherwise expressly provided herein, or unless the Purchaser and the Vendor otherwise agree in writing, the Purchase Price for the Transfer Interest will be paid in full on the Closing Date.

9.4              CLOSING DOCUMENTS AND ESCROW BY COMPANY.

         (a) In addition to any other documents required by this Agreement or the terms of the Contract, the Vendor will deliver to the Purchaser at the Closing, against delivery by the Purchaser to the Vendor of the documents referred to in section 9.4(b), duly executed (where appropriate):

                  (i) such instruments of transfer and other documents, if any, as may be necessary to fully and effectually assign and transfer the Transfer Interest to the Purchaser; and

                 (ii) all such other documents and assurances as may be required to comply with and to fulfill the intent of this Agreement and the terms of the Contract;

                 and, if such Closing relates to a Contract for the sale of all of the Interest of the Vendor, the Vendor will also, at such Closing, deliver to the Company, duly executed (where appropriate):

                (iii) the resignation of the Vendor, and any Persons nominated by the Vendor, from all offices and directorships in the Company and its Subsidiaries, effective on the Closing Date;

                 (iv) if the Vendor is indebted to the Company, a certified cheque of the Vendor payable to the Company for the amount of such

                          Indebtedness, less any amount then owing by the Company to the Vendor; and

                  (v) a release of any and all claims which the Vendor may have against the Company, other than in respect of its Shareholder's Loan, if any.

         (b) In addition to any other documents and things required by this Agreement or the terms of the Contract, the Purchaser will deliver to the Vendor at the Closing, duly executed where appropriate, against delivery by the Vendor to the Purchaser and/or the Company of the documents referred to in section 9.4(a):

                  (i) the Purchase Price for the Transfer Interest payable at the Closing in cash or by certified cheque drawn on a major Canadian or United States bank; and

                 (ii) all such other documents and assurances as may be required to comply with and to fulfill the intent of this Agreement and the terms of the Contract;

                 and, if such Closing relates to a Contract for the sale of all of the Interest of the Vendor, the Purchaser will, if it is the Company, at such Closing also deliver to the Vendor a release by the Company of any and all claims which the Company may have against the Vendor, other than under section 14, and a certified cheque in the amount of any monies owing by the Company to the Vendor, less any amount then owing by the Vendor to the Company.

         (c) All documents delivered and monies paid by the Vendor to the Purchaser and/or the Company, and by the Purchaser and/or the Company to the Vendor, at or before the Closing, will be held by such Parties in escrow until the other Party has delivered all documents and paid all money required to be delivered or paid by it at the Closing, at which time all such documents and monies shall be released from escrow and the transfer of the Transfer Interest to the Purchaser will be completed and new certificates shall be issued by the Company for the Shares included in the Transfer Interest.

9.5 TIME TO BE OF THE ESSENCE. Time will be of the essence of each Contract and each Contract will be binding upon the parties thereto and upon their respective heirs, executors, administrators, successors, legal representatives and assigns.

9.6              FAILURE TO COMPLETE.

         (a) If the Vendor fails to attend the Closing or is present but fails for any reason whatsoever to complete the sale of the Transfer Interest when the Purchaser is ready, willing and able to do so, the Purchaser may deposit the Purchase Price for the Transfer Interest into a special account at any branch in Vancouver, British Columbia of any Canadian chartered bank in the name of, or in a solicitor's trust account for the benefit of, the Vendor, and such deposit will constitute valid and effective payment to the Vendor at the Closing.

         (b) If the Purchaser deposits the Purchase Price for the Transfer Interest into a special account pursuant to section 9.6(a), then from and after the later of the date of such deposit (even if any certificate representing any of the Transfer Interest has not been delivered to the Purchaser or the Company) the sale and purchase of the Transfer Interest will be deemed to have been completed and all right, title, benefit and interest, both at law and in equity, in and to the Transfer Interest will be conclusively deemed to have been transferred and assigned to and become vested in the Purchaser and all right, title, benefit and interest, both at law and in equity, of the Vendor, and of any assignee, transferee or other Person having any interest, legal or equitable, in or to the Transfer Interest, whether as a shareholder or creditor of the Company or the Vendor, or otherwise, will cease and determine, but the Vendor will be entitled to receive the Purchase Price for the Transfer Interest, without interest, upon completion of all acts and deeds as were required of the Vendor to complete the sale of the Transfer Interest.

         (c) For the purposes of this section 9.6, each Shareholder hereby irrevocably constitutes and appoints each other Shareholder as its true and lawful attorney in fact and agent for, in the name of and on behalf of such first Shareholder to execute and deliver, and to receive delivery of, all such assignments, transfers, deeds, assurances and instruments as may be necessary to effectively complete the sale of any Interest pursuant to this Agreement on the records of the Company, and such appointment and power of attorney will not be revoked by the bankruptcy, insolvency, winding-up, liquidation, dissolution, incapacity or death of such first Shareholder and such first Shareholder hereby ratifies and confirms and agrees to ratify and confirm all that any Shareholder, as attorney in fact and agent for, in the name of and on behalf of such first Shareholder, may lawfully do or cause to be done by virtue of this section 9.6(c).

         (d) If the Purchaser defaults at the Closing in paying the Purchase Price for the Transfer Interest, then the Vendor may, by delivering written notice to the Purchaser and the Company that the Vendor is terminating the Contract, terminate the Contract and retake possession of the Transfer Interest as the absolute owner thereof, in which event the rights of the Purchaser in respect of the Transfer Interest will revert to the Vendor and the Vendor will be entitled, upon executing and delivering an Assumption Agreement if the Vendor is not then a Shareholder, to the return from the Company of the documents delivered by the Vendor to the Purchaser and/or the Company in escrow in connection with the Contract.

         (e) If either the Vendor or the Purchaser fails to complete the Contract as required herein the Contract is specifically enforceable and nothing in this Agreement will be construed to mitigate the availability of the remedy of specific performance in respect of the Contract in a court of law.

9.7 WAIVER AND CONSENTS. Each of the Shareholders hereby expressly consents to the transfer of any Shares, Convertible Securities or Interests transferred in accordance with this Agreement, agrees to execute promptly on demand specific waivers and consents if requested by another Party, covenants and agrees to waive any restriction on transfer contained in the Memorandum or Articles of the Company in order to give effect to such transfer and will vote in favour of or consent in writing to resolutions of the directors of the Company approving the transfer of any Shares, Convertible Securities or Interests which is permitted or required by this Agreement. In the case of any transfer of Shares in accordance with this Agreement where the Company is the Purchaser of such Shares, each of the Shareholders, other than the Vendor in respect of such Contract, hereby waives its right to require the Company to purchase its Shares, except as expressly set forth herein, and covenants to reject any pro rata offer to purchase its Shares which the Company may be obliged to make pursuant to the provisions of the Company Act.

9.8 MULTIPLE PURCHASERS. If the Purchaser includes two or more Shareholders, the purchasing Shareholders shall purchase the Shares or Interest of the Vendor pro rata in accordance with the purchasing Shareholders' respective shareholdings in the Company, excluding the Shares of the Vendor, and each purchasing Shareholder shall be liable only for payment of the portion of the Purchase Price payable in respect of the Shares or Interest to be purchased by it. In order to avoid fractional shares, some Shares may be held by the purchasing Shareholders as tenants in common.

9.9 SET-OFF IF VENDOR INDEBTED TO THE COMPANY. Notwithstanding anything herein to the contrary, if on the date of the Closing the Vendor is, according to the books of the Company and as certified by the Auditors of the Company, indebted to the Company, the Purchaser has the right, in the case of a liquidated claim, to pay and discharge the indebtedness of the Vendor out of the purchase money payable by it to the Vendor, or in the case of an unliquidated claim, to deposit in an interest-bearing trust account in a Canadian chartered bank or trust company in escrow an amount estimated by the Purchaser to be equal to the unliquidated claim, and, in either case, to reduce the amount of the Purchase Price payable to the Vendor by the amount so paid or deposited. Any amount deposited in escrow as aforesaid shall remain deposited until the claim in respect thereof has either been settled or adjudicated, at which time it will be withdrawn and paid out pursuant to the settlement or adjudication.

9.10 PAYMENT OF LIENS ON SHARES. Notwithstanding anything herein to the contrary, if by reason of any lien, charge or encumbrance on the Shares or Interest of the Vendor, the Vendor is unable to make delivery of the Vendor's Shares or Interest free and clear of all charges, liens or encumbrances to the Purchaser within the time limited therefor, the Purchaser shall be at liberty to make payment to the holder of the lien or charge or the governmental authority imposing the duty, tax, levy or lien, which payment shall be deemed to be payment to the Vendor and shall be applied in reduction of the unpaid balance of the Purchase Price and interest accrued thereon.

9.11 ASSUMPTION OF PURCHASE OBLIGATIONS. If immediately prior to the sale of its Shares or Interest hereunder for any reason, the Vendor was a Purchaser hereunder, the Purchaser of that Vendor's Shares or Interest shall, up to a maximum of the Purchase Price payable by it, assume the Vendor's obligations as a Purchaser hereunder and shall be entitled to set-off any amounts paid as a result thereof against any amounts that would otherwise be payable hereunder to the Vendor.

9.12 INDEMNITY. The Purchasers shall, from and after the Closing of any Contract for the sale of all of the Interest of a Vendor, jointly and severally indemnify such Vendor from any and all guarantees, sureties or liabilities of such Vendor for or in respect of any indebtedness, obligations and liabilities of the Company or any of its Subsidiaries granted by the Vendor. Notwithstanding the joint and several nature of this indemnity from the Purchasers to the Vendor, as between the Purchasers, the respective liability of each Purchaser shall be in the same proportion as its shareholdings in the Company, excluding the shareholding of the Vendor. If, at any Closing, a Vendor ceases to be a Shareholder, the Purchasers and the Company shall use their respective best efforts to cause such Vendor to be released from all guarantees, sureties or liabilities of such Vendor for or in respect of any indebtedness, obligations or liabilities of the Company and its Subsidiaries as soon as reasonably possible after the Closing.

SECTION 10 - CEASING TO BE A SHAREHOLDER

10.1 VENDOR. A Vendor shall, from and after the Closing of the sale and purchase of its Shares, if the Shares sold by the Vendor comprise all the Shares of the Vendor, cease to be a Shareholder for the purposes of this Agreement, provided that this provision shall not affect the rights and obligations of the Vendor under this Agreement arising prior to that time or under section 14 hereof, nor shall it affect the Vendor's rights in respect of the repayment by the Company of its Shareholder's Loan if the Vendor did not transfer its Shareholder's Loan to the Purchaser.


SECTION 11 - SHARE CERTIFICATES

11.1 LEGEND ON SHARE CERTIFICATES. All share certificates issued by the Company shall have typed or otherwise written thereon the following legend:

                 "The Shares represented by this certificate are subject to the provisions of a Shareholders Agreement, dated as of the 15th day of October, 1996, initially made among AccuMed International, Inc., Xillix Technologies Corp. and Oncometrics Imaging Corp., which agreement contains restrictions on the right of the holder hereof to sell, assign, transfer, dispose of, donate, mortgage, encumber, charge or otherwise deal with the shares represented hereby and notice of those restrictions is hereby given."


SECTION 12 - DETERMINATION OF FAIR MARKET VALUE

12.1 SUBMISSION TO AUDITORS. Upon receipt of a Purchase Notice, or upon the Board approving the issuance of Offered Securities (which, for greater certainty, includes any Shares which the Company is required to issue pursuant to section 3.2(e)), the Company shall forthwith instruct the Auditors to prepare a report (the "FMV Report") setting out an amount equal to the Fair Market Value of the Default Interest (excluding any Shareholder's Loan included therein) or the Offered Securities, as the case may be, as of the date of such notice or approval (the "Determination Date") and summarizing their calculation of such value. The Company and each of the Shareholders will use their respective best efforts to cause the Auditors to complete and deliver a copy of such report to each of the Parties as soon as practicable and, if possible, within 60 days after the Determination Date. The Company and each of the Shareholders will make available to the Auditors all books, records and other data and information in their possession and control as the Auditors may reasonably require in the preparation of such report.

12.2 REVIEW OF FMV REPORT. As soon as the FMV Report is prepared and delivered in accordance with section 12.1 above, each of the Parties will review the calculation of the Fair Market Value set out in the FMV Report and will in good faith attempt to agree upon any disputes any of them may have in respect of such calculation or the amount of the Fair Market Value, and for such purpose each Party will make available to each other Party all books, records and other data and information in its possession or control which may be relevant.

12.3 SUBMISSION TO ARBITRATION. If the Parties fail to resolve any dispute pursuant to section 12.2, any of them may, within 21 days after the delivery of the FMV Report, elect to have any unresolved issues in respect of any dispute referred to in section 12.2 submitted to arbitration under section 13.1, and in such event the Parties will use their respective best efforts to cause the Arbitrator to prepare a report setting out his determination of the issues submitted to him or her and to deliver a copy of such report to each of the Parties as soon as reasonably practicable and, if possible, within 45 days after the date of such submission. The Parties will make available all books, records or other data and information in their possession or control as the Arbitrator may reasonably require in resolving such issues.

12.4 NO PREMIUMS, ETC. For greater certainty, it is acknowledged and agreed that in determining the Fair Market Value of any Default Interest or Offered Securities there shall be:

         (a) neither premium nor discount for a control or minority position;

         (b) no consideration of the fact that the purchase and sale of such Default Interest arises as a result of the occurrence of a Default; and

         (c) no consideration of the restrictions on transfer contained in this Agreement, or otherwise.

12.5 FINAL AND CONCLUSIVE. The determination by the Auditors of the Fair Market Value set out in the FMV Report will be conclusive, final and binding on all Parties for the purpose of determining the Fair Market Value in respect of any issues which none of the Parties shall have submitted, within the 21-day period referred to in section 12.3, to arbitration under section 13.1.

12.6 PAYMENT OF AUDITOR'S FEES. The fees and expenses charged by the Auditors for preparing the FMV Report shall be paid as follows:

         (a) if the FMV Report is prepared for purposes of section 4, by the Company; and

         (b) if the FMV Report is prepared for purposes of section 8, by the Defaulting Shareholder.


SECTION 13 - ARBITRATION

13.1 ARBITRATION. Any and all disputes, controversies or differences, arising out of, in relation to or in connection with this Agreement, or any breach hereof, shall be referred to and finally resolved by arbitration by the British Columbia International Commercial Arbitration Centre (the "Arbitrator") pursuant to its Rules. The place of the arbitration shall be Vancouver, British Columbia.

13.2 QUALIFICATIONS OF ARBITRATOR. If a dispute, controversy or difference is submitted to arbitration pursuant to section 12.3, the Arbitrator shall be an accredited member in good standing of The Canadian Institute of Chartered Business Valuators or the equivalent professional association in the United States of America.

13.3 FINAL AND BINDING. The decision of any Arbitrator with respect to all issues or matters submitted to him for resolution shall be conclusive, final and binding on all of the Parties and judgment on the award may be entered in any court having jurisdiction.


SECTION 14 - NON-COMPETITION AND CONFIDENTIALITY

14.1 RESTRICTIONS. No Shareholder shall, while it is a Shareholder or within a period of two (2) years immediately after it ceases to be a Shareholder, directly or indirectly, either solely or in partnership, whether by way of trust, agency or otherwise, jointly or in connection with any Person or Persons, including, without limitation, any individual, firm, association, syndicate, company, corporation or other business enterprise, as principal, agent, shareholder, director, officer, employee or in any other manner whatsoever:

         (a) carry on or be engaged in, lend money to, guarantee the debts or obligations of, or permit its name to be used in connection with, any business which is similar to or competitive with the Business, within Canada or the United States of America;

         (b) solicit or attempt to solicit any employees or customers of the Company, or any of its Subsidiaries, for the purpose of employing any such employees or obtaining any business from any such customers which is similar to or competitive with the Business, whether directly, indirectly or in any capacity whatsoever;

         (c) do any act the probable result of which would be detrimental to the business of the Company or any of its Subsidiaries, or would be to cause relations between the Company or any of its Subsidiaries and their respective customers or employees to be impaired;

         (d) use the name "Oncometrics", or any variation or derivation thereof, in any business venture; or

         (e) use for its own purposes, or disclose to any other Person, except to duly authorized officers and employees of the Company or any of its Subsidiaries entitled thereto, any trade secret, business data or other information relating to the Business or the assets and affairs of the Company, or acquired by it by reason of its involvement or association with the Company;

provided that, for greater certainty, it is acknowledged and agreed that this section 14.1 shall not restrict or prevent:

         (a) AccuMed from conducting any business activities relating solely to cervical cancer;

         (b) any of the Shareholders, or its Affiliates, from acquiring or owning securities of any Person which are traded on a stock or securities exchange, so long as such Shareholder and its Affiliates do not collectively, directly or indirectly, own or control more than five (5%) percent of any class of securities of such Person;

         (c)     any of the Shareholders, or its Affiliates, from:

                  (i) owning or otherwise dealing with its Interest in accordance with the terms of this Agreement; or

                 (ii) undertaking any activities on behalf of the Company or any of its Affiliates which are provided for in or contemplated by this Agreement.

14.2 REMEDIES. Each of the Shareholders acknowledges that by reason of its unique knowledge of and association with the business of the Company, the scope of the covenants in section 14.1 is reasonable and commensurate with the protection of the legitimate interests of the Company and that a breach by any such Shareholder of any of the covenants contained in section 14.1 would result in damages to the Company and that the Company cannot adequately be compensated for such damages by monetary award. Accordingly, each of the Shareholders acknowledges that in the event of any such breach, in addition to all other remedies available to the Company, at law, in equity or under this Agreement, the Company shall, without the need to post a bond or any other security or to prove damages, be entitled to such relief by way of restraining order, injunction, decree, declaration or otherwise as may be appropriate to ensure compliance with provisions of section 14.1, and each such Shareholder acknowledges that the granting of such relief is fair and reasonable in the circumstances. Each of the Shareholders further acknowledges and agrees that the covenants contained in section 14.1 shall subsist even if the rest of this Agreement is terminated for any reason whatsoever and that such provisions are severable for such purpose.

SECTION 15 - AMENDMENTS TO AGREEMENT

15.1 AMENDMENTS. This Agreement may be amended, altered, varied or supplemented, in whole or in part, by a Super Majority Approval; provided that no such amendment, alteration, variation or supplement shall, unless otherwise provided for in this Agreement, amend, alter or vary:

         (a) any of the provisions contained in sections 3.8, 3.9, 8.1, 14.1, 14.2, 15.1, 16.1 or 16.2;

         (b) any other provision of this Agreement in a manner which would have an adverse effect on any Shareholder;

without the written consent of each Shareholder and the Company, and each and every such amendment, alteration, variation or supplement shall, if approved in accordance with the foregoing provisions:

         (c) be effective on the later of the date of the Super Majority Approval, the consent, if any, required by section 15.1(a) or
                 (b) above and the effective date, if any, specified in the Super Majority Approval or such consents as the case may be;

         (d) from and after its effective date (as determined in accordance with section 15.1(c) above), be binding upon each of the Parties, whether or not approved by such Party; and

         (e) from and after its effective date (as determined in accordance with section 15.1(c) above), be read together with this Agreement, as if such amendment, alteration, variation or supplement and this Agreement were set out in one document.


SECTION 16 - TERMINATION OF AGREEMENT

16.1 METHOD OF TERMINATION. This Agreement shall cease and terminate on the occurrence of any of the following events, namely:

         (a) the bankruptcy or receivership of the Company or the passing of a resolution by the Company for its winding up or dissolution pursuant to Section 280 or Section 291 of the Company Act, or any similar provision enacted in substitution therefor, or upon dissolution of the Company by order of the Lieutenant-Governor in Council pursuant to Section 280 of the Company Act or any similar provision enacted in substitution therefor;

         (b) the execution by each of the Shareholders and the Company of an agreement in writing expressly terminating this Agreement; or

         (c) the consummation of an underwritten public offering of Common shares of the Company pursuant to a registration statement filed under the 1933 Act and/or a prospectus filed under the Securities Laws of one or more of the Provinces of Canada which, in any case, yields gross proceeds to the Company of not less than $20,000,000 (a "Public Offering").

16.2 TERMINATION SHALL NOT AFFECT CERTAIN RIGHTS. No termination of this Agreement shall affect:

         (a) any right or liability of any Party which has accrued to any other Party prior to the date of such termination or which thereafter may accrue in respect of any act or omission to act committed prior to such termination;

         (b) any right or obligation of any Party which is expressly stated elsewhere in this Agreement to survive the termination thereof; or

         (c)     the rights and obligations of the Parties under section 14.


SECTION 17 - GENERAL

17.1             TIME.  Time shall be of the essence of this Agreement.

17.2 NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be made by hand delivery, first class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery to the relevant address specified below. Except as otherwise provided in this Agreement, each such notice shall be deemed given: at the time delivered by hand, if personally delivered or mailed postage prepaid; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 If to AccuMed, to:

                 AccuMed International, Inc.
                 900 North Franklin Street, Suite 401
                 Chicago, Illinois  60610

                 Attention:  Peter P. Gombrich, Chief Executive Officer

                 Telecopy No.:             312-642-6884
                 Confirmation No.:         312-642-9200

                 with a copy to:

                 Graham & James LLP
                 400 Capitol Mall, Suite 2400
                 Sacramento, California  95814

                 Attention:  Kevin A. Coyle, Esq.

                 Telecopy No.:             916-441-6700
                 Confirmation No.:         916-558-6700


                 If to Xillix, to:

                 Xillix Technologies Corp.
                 300 - 13775 Commerce Parkway
                 Richmond, B.C.
                 V6V 2V4

                 Attention:  President

                 Telecopy No.:             604-278-5111
                 Confirmation No.:         604-278-5000
                 with a copy to:

                 Fraser & Beatty
                 1500 - 1040 West Georgia Street
                 Vancouver, B.C.
                 V6E 4H8

                 Attention:       Gary R. Sollis

                 Telecopy No.:             604-683-5214
                 Confirmation No.:         604-687-4460


                 If to the Company, to:

                 Oncometrics Imaging Corp.
                 505 - 601 West Broadway Street
                 Vancouver, B.C.
                 V5Z 4C2

                 Attention:  President

                 Telecopy No.:             604-875-9024
                 Confirmation No.:         604-875-9012


17.3 SEVERABILITY. If any part of this Agreement is declared or held to be invalid for any reason whatsoever, such invalidity shall not affect the validity of the remainder of this Agreement, which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the Parties that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid.

17.4 SHAREHOLDERS TO TAKE FURTHER STEPS. Each Shareholder will take all such actions, will execute and deliver all such documents and assurances, and will exercise its rights as a shareholder of the Company to cause the Company to pass all such resolutions and effect all such corporate acts, as are necessary to fully and effectually perform, observe and carry out the intent and the terms of this Agreement, including the convening of meetings, attending at meetings, voting approval of resolutions or otherwise as may be necessary for such purposes.

17.5 COMPANY TO BE BOUND. The Company will be bound by the terms of this Agreement, and will do and perform all such acts and things and execute all such documents and assurances as it has power to do and as are necessary to fully and effectually perform, observe and carry out the intent and the terms of this Agreement.

17.6 CONFIDENTIALITY. None of the Parties will disclose the existence or any of the terms or conditions of this Agreement to any Person who is not a director, officer, employee or bona fide authorized representative (which is deemed to include professional advisors) of such Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except:

         (a) if such disclosure is required by law, including, without limitation, the disclosure requirements of applicable Securities Laws; or

         (b) if such disclosure is in the normal course of such Party's business and such disclosure is made on a "need-to-know" and confidential basis;

and, if time permits, each Party shall, prior to issuing any press release or making any other public announcement concerning the transactions contemplated hereby, provide a copy of the text of such release or announcement to the other Party for its review and comments.

17.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.
Each of the Parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia, agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by British Columbia law, and agrees that, subject to section 13, any action, suit or proceeding with respect to any disputes, differences or controversies arising out of, in relation to or in connection with this Agreement, or any breach hereof, shall be brought in the courts of the Province of British Columbia. Each Party further agrees that a final judgment in any such action or suit shall be conclusive and may be enforced in other jurisdictions by suit or action on the judgment or in any other manner specified by law.

17.8 CONTINUANCE INTO THE YUKON TERRITORY. The Parties acknowledge and agree that, as soon as practicable following the date of this Agreement, they shall take such actions and steps as are necessary or desirable in order to continue the Company under the Business Corporations Act of the Yukon Territory (the "Yukon Act"), and that upon completion of such continuance:

         (a) this Agreement shall constitute an unanimous shareholders agreement under section 148(1) of the Yukon Act;

         (b) each and every reference herein to the Company shall be deemed to be a reference to the Company as then continued and existing under the Yukon Act;

         (c) each and every reference herein to any section, provision or requirement of the Company Act shall be deemed to be a reference to the equivalent or similar section, provision or requirement contained in the Yukon Act, if any;

         (d) each and every reference to the Memorandum and/or Articles of the Company shall be deemed to be a reference to the Articles and/or Bylaws of the Company, as the case may be; and

         (e) this Agreement shall, notwithstanding such continuance, continue to be binding upon and enforceable against each of the Parties in accordance with its terms.

17.9 CONFLICT WITH CHARTER DOCUMENTS. In the event of any conflict between the provisions of this Agreement and the provisions of the Memorandum or Articles of the Company, the provisions of this Agreement shall, to the maximum extent permitted by law, govern and prevail.

17.10 WHOLE AGREEMENT. This Agreement contains the whole agreement between the Parties in respect of the subject matter hereof and supersedes all prior correspondence, agreements and understandings, oral or written, by or between the Parties with respect thereto, including, without limitation, the Letter of Intent dated July 3, 1996 among Xillix, the Company and AccuMed and the business plans and executive summaries of the Company dated December, 1995 and May, 1996, copies of which were delivered to AccuMed and Xillix, except, for the purposes of sections 5.7 and 5.11, the May, 1996 business plan and executive summary, including the 1996-97 Budget contained therein. There are no warranties, representations, terms, conditions or collateral agreements, express, implied or otherwise, relating to the subject matter hereof, other than as expressly set forth in this Agreement.

17.11 NO WAIVER. No failure to exercise or delay in exercising any right or remedy under this Agreement by any Party shall operate as a waiver thereof or of any other right or remedy which such Party may have hereunder, nor shall any single or partial exercise of such right or remedy preclude any further exercise thereof or of any right or remedy which such Party may have hereunder.

17.12 CUMULATIVE RIGHTS. The rights and remedies provided herein are cumulative and not exclusive of any rights and remedies provided by law, in equity or otherwise.

17.13 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the Parties and, except as otherwise provided herein or as would be inconsistent with the provisions hereof, their respective heirs, executors, administrators, successors and assigns.

17.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts and such counterparts may be transmitted by electronic facsimile, and each such counterpart shall be deemed to be an original and together such counterparts shall constitute one document.

                 IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the day and year first above written.




                                        ACCUMED INTERNATIONAL, INC.


                                        By:     /s/ PETER P. GOMBRICH
                                            ----------------------------------
                                                Peter P. Gombrich,
                                                Chief Executive Officer


                                        XILLIX TECHNOLOGIES CORP.


                                        By:      /s/ PIERRE J. LEDUC
                                            ----------------------------------
                                               Pierre J. Leduc, President
                                               and Chief Executive Officer


                                        ONCOMETRICS IMAGING CORP.


                                        By:      /s/ PIERRE J. LEDUC
                                            ----------------------------------
                                                 Authorized Signatory

                                        By:      /s/ BRANKO PALCIC
                                            ----------------------------------
                                                 Authorized Signatory

                                  SCHEDULE "A"


                             AGREEMENT TO BE BOUND
                           BY SHAREHOLDERS AGREEMENT


                 The undersigned, being the transferee of or subscriber for o Common shares without par value in the capital of Oncometrics Imaging Corp., a British Columbia corporation (the "Company"), as a condition to the receipt of such shares, hereby acknowledges that the transfer and/or issuance of such shares is restricted by the Shareholders Agreement dated as of October o, 1996 initially among the Company, Xillix Technologies Corp. and AccuMed International, Inc. (the "Agreement"), and the undersigned hereby: (1) acknowledges receipt of a copy of the Agreement; and (2) agrees to be bound by the terms of the Agreement, as the same has been or may be amended from time to time, and to observe and comply with all of the obligations of a Shareholder thereunder.

                 Agreed to this * day of *, *.



                                                ---------------------------
                                                                          *
                                                ---------------------------
                                                                          *
                                                ---------------------------


*Include address for notices.